EXHIBIT 99.1
GIANT INDUSTRIES, INC.
NEWS RELEASE

Contact: Mark B. Cox
         Executive Vice President, Treasurer, & Chief Financial Officer Giant Industries, Inc.
         (480) 585-8888

FOR IMMEDIATE RELEASE

May 07, 2007

                       GIANT INDUSTRIES, INC. ANNOUNCES
                     FIRST QUARTER 2007 OPERATING RESULTS

Scottsdale, Arizona, May 07, 2007 - Giant Industries, Inc. [NYSE: GI] today reported net earnings for the first quarter ended March 31, 2007 of $7.2 million or $0.49 per diluted share. This compares to a net loss for the first quarter ended March 31, 2006 of $12.4 million or $0.85 per diluted share.

Fred Holliger, Giant's Chief Executive Officer, said, "Our first quarter 2007 earnings were negatively impacted by reduced operations at our Yorktown and Ciniza refineries in the months of January and February as we made repairs necessitated by the fires that occurred at these facilities in the fourth quarter of 2006. The month of March was, however, exceptional for our Refining operations as our refineries were operating at high utilization rates and refining margins were strong throughout our markets.

We are currently in discussions with our insurers regarding our recoveries relative to the property damage and business interruption loss at Yorktown, as well as the property damage at Ciniza. In the month of April, we received a partial advance from our insurers of approximately $1.5 million and we are hopeful that we will be able to finalize the claim in a timely manner. It should be noted that a significant portion of the insurance proceeds will be booked as income at the time they are received. Due to the refining margin environment at Yorktown during our outage, we believe that these reimbursements will have an impact on our 2007 earnings."

"In our Retail operations, we continued to realize sales growth as same store fuel volumes increased by approximately two percent and merchandise sales increased approximately three percent in the quarter over last year's first quarter levels. Retail operations' operating profit was; however, lower in the quarter in comparison to the first quarter last year as a result of lower fuel margins."

"Our Wholesale operations performed well in the first quarter of 2007 as the operating income contribution from our Wholesale operations increased by approximately ten percent, primarily as a result of the additional contribution from an acquisition completed in January 2007."

Commenting on the 16-inch pipeline that will supply crude oil to the Company's Four Corners refineries, Holliger commented, "We are nearing completion of the necessary work to begin shipping crude oil on the pipeline. We currently anticipate that we should have the pipeline operational in May with new crude oil at the refineries by the end of June. As previously noted, when fully operational, the pipeline has sufficient capacity to allow us to again operate both Four Corners refineries at maximum rates."

Commenting on second quarter operations, Holliger said, "Refining margins at the Four Corners refineries and Yorktown refinery are currently higher than the same time last year. We continue to believe that strong product demand coupled with favorable market conditions support a positive second quarter outlook for the industry as well as the remainder of 2007."

"The Wholesale group continues to experience growth in fuel volumes and fuel margins are stable compared to the same time last year. Our Retail operations are continuing to experience growth in both merchandise and fuel sales on a comparable store basis. Recently, fuel margins within our Retail operations have been lower primarily due to increases in the cost of fuel, while merchandise margins have remained stable."

Holliger provided the following update on the Company's proposed merger with Western Refining Company, "On April 12, 2007, the Federal Trade Commission filed suit against Western and Giant in the Federal District Court for the District of New Mexico seeking to enjoin the companies' proposed merger. Giant and Western have previously announced that we believe the FTC's position is without basis and that we intend to vigorously challenge the FTC in court. The preliminary injunction hearing on the claim began on May 7, 2007. Consummation of the transaction remains subject to this litigation."

Giant's senior management will hold a conference call at 2:00 p.m. EDT on May 8, 2007 to discuss this earnings release and provide an update on company operations. The conference call will be broadcast live on the company's website at www.giant.com.

Giant Industries, Inc., headquartered in Scottsdale, Arizona, is a refiner and marketer of petroleum products. Giant owns and operates one Virginia and two New Mexico crude oil refineries, a crude oil gathering pipeline system based in Farmington, New Mexico, which services the New Mexico refineries, finished products distribution terminals in Albuquerque, New Mexico and Flagstaff, Arizona, a fleet of crude oil and finished product truck transports, and a chain of retail service station/convenience stores in New Mexico, Colorado, and Arizona. Giant is also the parent Company of Phoenix Fuel Co., Inc., Dial Oil Co. and Empire Oil Co., all of which are wholesale petroleum products distributors. For more information, please visit Giant's website at www.giant.com.

This press release contains forward-looking statements that involve known and unknown risks and uncertainties. Forward-looking statements are identified by words or phrases such as "believes," "expects," "anticipates," "estimates," "should," "could," "plans," "intends," "will," variations of such words and phrases, and other similar expressions. While these forward-looking statements are made in good faith, and reflect the Company's current judgment regarding such matters, actual results could vary materially from the forward-looking statements. Important factors that could cause actual results to differ from forward-looking statements include, but are not limited to: the risk that we will not receive anticipated amounts of insurance proceeds; the risk that insurance proceeds will not have an impact on 2007 earnings; the risk that the 16-inch pipeline will not be operational in May with new crude oil at the refineries by the end of June; the risk that, when fully operational, the 16-inch will not enable us to operate the Four Corners refineries at maximum rates; the risk that refining margins will not remain higher than the same time last year; the risk that product demand will not remain strong; the risk that favorable market conditions will not continue; the risk that the Wholesale group will not continue to experience growth in fuel volumes and margins; the risk that our Retail group will not continue to experience growth in both merchandise and fuel sales on a comparable store basis; the risk that merchandise margins for our Retail group will not remain stable; the risk that the Federal Trade Commission will obtain a preliminary injunction prohibiting us from closing the Western transaction; the risk that the Western transaction will not close; and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on behalf of the Company, are expressly qualified in their entirety by the foregoing. Forward-looking statements made by the Company represent its judgment on the dates such statements are made. The Company assumes no obligation to update any forward-looking statements to reflect new or changed events or circumstance.

                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                       (Unaudited)


                                              (In thousands except shares and per share data)
----------------------------------------------------------------------------------------------
                                                                 Three Months Ended March 31,
----------------------------------------------------------------------------------------------
                                                                   2007              2006
----------------------------------------------------------------------------------------------
Net revenues                                                     $ 1,020,070       $   863,025
Cost of products sold (excluding depreciation
  and amortization)                                                  908,711           810,552
----------------------------------------------------------------------------------------------
Operating expenses                                                    68,962            52,688
Depreciation and amortization                                         12,857             9,567
Selling, general and administrative expenses                          12,682            10,006
Net loss/(gain) on disposal/write-down of assets                          15              (640)
Gain from insurance settlement due to fire incident                        -            (2,853)
----------------------------------------------------------------------------------------------
Operating income/(loss)                                               16,843           (16,295)
Interest expense                                                      (5,701)           (4,682)
Amortization of financing costs                                         (399)             (399)
Investment and other income                                              361             1,602
----------------------------------------------------------------------------------------------
Earnings/(Loss) before income taxes                                   11,104           (19,774)
Provision/(Benefit) for income taxes                                   3,868            (7,424)
----------------------------------------------------------------------------------------------
Net earnings/(loss)                                              $     7,236       $   (12,350)
==============================================================================================
Net earnings/(loss) per common share:
  Basic                                                          $      0.50       $     (0.85)
  Assuming Dilution                                              $      0.49       $     (0.85)
==============================================================================================
Weighted average number of shares outstanding:
  Basic                                                           14,608,832        14,582,228
  Assuming dilution                                               14,691,580        14,582,228
==============================================================================================

                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (Unaudited)

                                                              (In thousands)
-----------------------------------------------------------------------------------------
                                                     March 31, 2007     December 31, 2006
-----------------------------------------------------------------------------------------
Assets
Current assets                                         $  409,700          $  429,287
-----------------------------------------------------------------------------------------
Property, plant and equipment                           1,055,060             995,710
   Less accumulated depreciation and amortization        (339,554)           (327,460)
-----------------------------------------------------------------------------------------
                                                          715,506             668,250
Other assets                                               89,415              78,640
-----------------------------------------------------------------------------------------
Total Assets                                           $1,214,621          $1,176,177
=========================================================================================

Liabilities and Stockholders' Equity
Current liabilities                                    $  242,216          $  222,135
Long-term debt                                            330,526             325,387
Deferred income taxes                                     118,067             117,149
Other liabilities                                          32,101              27,138
Stockholders' equity                                      491,711             484,368
-----------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity             $1,214,621          $1,176,177
=========================================================================================

                                            OPERATING STATISTICS

                                            1 Qtr. 2007  4 Qtr. 2006  3 Qtr. 2006  2 Qtr. 2006  1 Qtr. 2006
-----------------------------------------------------------------------------------------------------------
Refining Group:
---------------
Four Corners Operations:
Crude Oil/NGL Throughput (BPD)                 27,258       25,878       26,572       28,658       29,122
Refinery Sourced Sales Barrels (BPD)           27,791       25,157       27,102       27,084       28,471
Avg. Crude Oil Costs ($/Bbl)                 $  57.74     $  60.18     $  70.50     $  67.86     $  62.30
Refining Margins ($/Bbl)                     $  16.03     $  11.68     $  18.31     $  21.97     $  10.84
Retail Fuel Volumes Sold as a % of Four
  Corners Refineries' Sourced Sales Barrels        50%          54%          50%          47%          38%

Yorktown Operations:(1)
Crude Oil/NGL Throughput (BPD)                 60,934       68,818       70,751       60,396       37,589
Refinery Sourced Sales Barrels (BPD)           59,343       73,028       68,360       61,668       33,466
Avg. Crude Oil Costs ($/Bbl)                 $  56.07     $  57.57     $  68.92     $  68.36     $  59.02
Refining Margins ($/Bbl)                     $   6.10     $   5.19     $   3.81     $   6.65     $  (3.50)

Retail Group:(2)(3)
-------------
Fuel Gallons Sold (000's)                      52,801       52,881       52,426       49,021       46,261
Fuel Margins ($/gal)                         $   0.12     $   0.17     $   0.25     $   0.17     $   0.15
Merchandise Sales ($ in 000's)               $ 39,247     $ 39,835     $ 43,175     $ 40,972     $ 35,531
Merchandise Margins                                28%          28%          27%          27%          27%
Number of Operating Units at End of Period        155          155          153          134          134

Wholesale Group: (4)
----------------
Fuel Gallons Sold (000's)                     161,899      155,654      150,278      149,231      140,748
Fuel Margins ($/gal)                         $   0.07     $   0.06     $   0.07     $   0.06     $   0.07
Lubricant Sales ($ in 000's)                 $ 32,093     $ 19,833     $ 18,388     $ 15,770     $ 17,644
Lubricant Margins                                  11%          13%          14%          14%          13%
===========================================================================================================

Operating Income/(loss)(before
  corporate allocations) (in 000's)
-----------------------------------
Refining - Four Corners Operations           $ 19,800     $  6,647     $ 24,572     $ 35,375     $ 11,233
         - Yorktown Operations(5)                 253        6,637         (802)      14,589      (30,805)
Retail(2)(3)                                      889        3,083        8,212        3,978        1,711
Wholesale(4)                                    4,573        3,901        5,202        3,527        4,175
Corporate                                      (8,657)      (8,878)      (8,784)      (8,392)      (6,102)
Net (loss)/gain on disposal/write-down
  of assets(6)                                    (15)      (1,764)      46,500       33,051        3,493
-----------------------------------------------------------------------------------------------------------
Total                                        $ 16,843     $  9,626     $ 74,900     $ 82,128     $(16,295)
===========================================================================================================

Capital expenditures (in 000's)
Refining - Four Corners Operations(7)        $ 26,450     $ 27,589     $ 25,168     $ 26,263     $  9,783
         - Yorktown Operations(8)              33,021       18,559       23,973       40,224       47,791
Retail                                          2,064        3,588        2,663          997          814
Wholesale                                         988        1,494          744        1,039        1,204
Corporate                                         380          172          395          398          105
-----------------------------------------------------------------------------------------------------------
Total                                        $ 62,903     $ 51,402     $ 52,943     $ 68,921     $ 59,697
===========================================================================================================

(1) Yorktown margins for quarter ended March 31, 2006 were negative as a result of the fire that occurred in November 2005.
(2) Includes results of 12 convenience stores purchased from Dial Oil Co ("Dial") in July 2005.
(3) Includes results of 21 convenience stores purchased from Amigo Petroleum Company ("Amigo") in August
    2006.
(4) Includes results of Wholesale operations of Dial that was purchased in July 2005, Amigo that was purchased in August 2006, and Empire Oil Co. ("Empire"), which was purchased in January 2007.
(5) Excludes gain from insurance settlement due to the 2005 Yorktown fire.
(6) Includes gain from insurance settlement related to the Yorktown fire incident that occurred in
    November 2005.
(7) Includes disbursements related to the October 2006 Ciniza fire incident.
(8) Includes disbursements related to the November 2005, September and December 2006 Yorktown fire incidents.

                                Selected Financial Data

                                                     March 31, 2007     December 31, 2006
-----------------------------------------------------------------------------------------
Working Capital (In Thousands)                          $ 167,484           $ 207,152
Current Ratio                                              1.69:1              1.93:1
Long-Term Debt As A Percent of Total Capital (9)             40.2%               40.2%
Net Debt As A Percent of Total Net Capital (10)              39.4%               38.8%
Book Value Per Share (11)                               $   33.59           $   33.08
Net cash provided by operating activities               $  62,597           $  27,830
-----------------------------------------------------------------------------------------

(9)  Total capital represents long-term debt plus total stockholders' equity.
(10) Net debt represents long-term debt less cash and cash equivalents. Total net capital represents long-term debt less cash and cash equivalents plus total stockholders' equity.
(11) Book value per share represents total stockholders' equity divided by number of common shares outstanding.



        Share Price Data  (NYSE: GI)

                    High      Low    Close
-------------------------------------------
2007 1st Quarter   $76.25   $71.16   $75.65
2006 4th Quarter   $81.45   $74.20   $74.95
2006 3rd Quarter   $82.30   $64.49   $81.20
2006 2nd Quarter   $76.97   $56.09   $66.55
2006 1st Quarter   $71.00   $52.44   $69.54

RECONCILIATIONS TO AMOUNTS REPORTED UNDER GENERALLY ACCEPTED ACCOUNTING
PRINCIPLES

REFINING GROUP
--------------

Refining Margin
---------------

Refining margin is the difference between average net sales prices and average cost of products produced per refinery sourced sales barrel of refined product. Refining margins for each of our refineries and all of our refineries on a consolidated basis are calculated as shown below.

                                                                 Three Months Ended March 31,
---------------------------------------------------------------------------------------------
                                                                   2007              2006
---------------------------------------------------------------------------------------------
AVERAGE PER BARREL

Four Corners Operations
  Net sales                                                     $   77.15         $   76.39
  Less cost of products                                             61.12             65.55
---------------------------------------------------------------------------------------------
    Refining margin                                             $   16.03         $   10.84
=============================================================================================
Yorktown Operations*
  Net sales                                                     $   63.29         $   62.11
  Less cost of products                                             57.19             65.61
---------------------------------------------------------------------------------------------
    Refining margin                                             $    6.10         $   (3.50)
=============================================================================================
Consolidated
  Net sales                                                     $   67.71         $   68.68
  Less cost of products                                             58.44             65.59
---------------------------------------------------------------------------------------------
    Refining margin                                             $    9.27         $    3.09
=============================================================================================
Reconciliations of refined product sales from produced
products sold per barrel to net revenues

Four Corners Operations
  Average sales price per produced barrel sold                  $   77.15         $   76.39
  Times refinery sourced sales barrels per day                     27,791            28,471
  Times number of days in period                                       90                90
---------------------------------------------------------------------------------------------
    Refined product sales from produced products
      sold** (000's)                                            $ 192,967         $ 195,741
=============================================================================================
Yorktown Operations
  Average sales price per produced barrel sold                  $   63.29         $   62.11
  Times refinery sourced sales barrels per day                     59,343            33,466
  Times number of days in period                                       90                90
---------------------------------------------------------------------------------------------
    Refined product sales from produced products
      sold* (000's)                                             $ 338,024         $ 187,072
=============================================================================================
Consolidated (000's)
  Sum of refined product sales from produced products sold*     $ 530,991         $ 382,813
  Purchased product, Transportation and other revenues            147,124           183,571
---------------------------------------------------------------------------------------------
    Net revenue                                                 $ 678,115         $ 566,384
=============================================================================================

 * Yorktown margins for quarter ended March 31, 2006 were negative as a result of the fire that occurred in November 2005.
** Includes inter-segment net revenues.

                                                                 Three Months Ended March 31,
---------------------------------------------------------------------------------------------
                                                                   2007              2006
---------------------------------------------------------------------------------------------
Reconciliation of average cost of products per
produced per barrel sold to total cost of products
sold (excluding depreciation and amortization)

Four Corners Operations
  Average cost of products per produced barrel sold             $   61.12         $   65.55
  Times refinery sourced sales barrels per day                     27,791            28,471
  Times number of days in period                                       90                90
---------------------------------------------------------------------------------------------
    Cost of products for produced products sold (000's)         $ 152,873         $ 167,965
=============================================================================================

Yorktown Operations
  Average cost of products per produced barrel sold             $   57.19         $   65.61
  Times refinery sourced sales barrels per day                     59,343            33,466
  Times number of days in period                                       90                90
---------------------------------------------------------------------------------------------
    Cost of products for produced products sold (000's)         $ 305,444         $ 197,613
=============================================================================================

Consolidated
  Sum of refined cost of produced products sold                 $ 458,317         $ 365,578
  Purchased product, transportation and other cost
    of products sold                                              139,156           175,210
---------------------------------------------------------------------------------------------
    Total cost of products sold (excluding depreciation
      and amortization)                                         $ 597,473         $ 540,788
=============================================================================================

RETAIL GROUP
------------

Fuel Margin
-----------

Fuel margin is the difference between fuel sales less cost of fuel sales divided by number of gallons sold.

                                                                 Three Months Ended March 31,
---------------------------------------------------------------------------------------------
                                                                   2007              2006
---------------------------------------------------------------------------------------------
(in 000's except fuel margin per gallon)

Fuel sales                                                      $ 125,466         $ 109,631
Less cost of fuel sold                                            119,035           102,913
---------------------------------------------------------------------------------------------
Fuel margin                                                     $   6,431         $   6,718
Number of gallons sold                                             52,801            46,261
Fuel margin per gallon                                          $    0.12         $    0.15

Reconciliation of fuel sales to net revenues (000's)

Fuel sales                                                      $ 125,466         $ 109,631
Excise taxes included in sales                                    (30,968)          (15,484)
---------------------------------------------------------------------------------------------
Fuel sales, net of excise taxes                                    94,498            94,147
Merchandise sales                                                  39,247            35,531
Other sales                                                         6,375             5,101
---------------------------------------------------------------------------------------------
Net revenues                                                    $ 140,120         $ 134,779
=============================================================================================

Reconciliation of fuel cost of products sold to total cost of products sold (excluding depreciation and amortization) (000's)

Fuel cost of products sold                                      $ 119,035         $ 102,913
Excise taxes included in cost of products sold                    (30,968)          (15,484)
---------------------------------------------------------------------------------------------
Fuel cost of products sold, net of excise taxes                    88,067            87,429
Merchandise cost of products sold                                  28,419            25,800
Other cost of products sold                                         5,035             4,015
---------------------------------------------------------------------------------------------
Total cost of products sold (excluding
  depreciation and amortization)                                $ 121,521         $ 117,244
=============================================================================================

WHOLESALE GROUP
---------------

Fuel Margin
-----------

Fuel margin is the difference between fuel sales less cost of fuel sales divided by number of gallons sold.

                                                                 Three Months Ended March 31,
---------------------------------------------------------------------------------------------
                                                                   2007              2006
---------------------------------------------------------------------------------------------
(in 000's except fuel margin per gallon)

Fuel sales                                                      $ 360,701         $ 309,141
Less cost of fuel sold                                            348,845           299,502
---------------------------------------------------------------------------------------------
Fuel margin                                                     $  11,856         $   9,639
Number of gallons sold                                            161,899           140,748
Fuel margin per gallon                                          $    0.07         $    0.07

Reconciliation of fuel sales to net revenues (000's)

Fuel sales                                                      $ 360,701         $ 309,141
Excise taxes included in sales                                    (44,131)          (45,431)
---------------------------------------------------------------------------------------------
Fuel sales, net of excise taxes                                   316,570           263,710
Lubricant sales                                                    32,093            18,355
Other sales                                                         2,464             1,008
---------------------------------------------------------------------------------------------
Net revenues                                                    $ 351,127         $ 283,073
=============================================================================================

Reconciliation of fuel cost of products sold to total cost of products sold (excluding depreciation and amortization) (000's)

Fuel cost of products sold                                      $ 348,845         $ 299,502
Excise taxes included in cost of products sold                    (44,131)          (45,431)
---------------------------------------------------------------------------------------------
Fuel cost of products sold, net of excise taxes                   304,714           254,071
Lubricant cost of products sold                                    28,485            15,348
Other cost of products sold                                         1,195               414
---------------------------------------------------------------------------------------------
Total cost of products sold (excluding depreciation
  and amortization)                                             $ 334,394         $ 269,833
=============================================================================================

CONSOLIDATED
------------

                                                                 Three Months Ended March 31,
---------------------------------------------------------------------------------------------
                                                                   2007              2006
---------------------------------------------------------------------------------------------
Reconciliation to net revenues reported in Condensed
Consolidated Statement of Operations (000's)

Net revenues - Refinery Group                                   $  678,115        $  566,384
Net revenues - Retail Group                                        140,120           134,779
Net revenues - Wholesale Group:                                    351,127           283,073
Net revenues - Other                                                    71                71
Eliminations                                                      (149,363)         (121,282)
---------------------------------------------------------------------------------------------
Total net revenues reported in Condensed
  Consolidated Statement of Earnings                            $1,020,070        $  863,025
=============================================================================================

Reconciliation to cost of products sold (excluding depreciation and amortization) in Condensed Consolidated
Statement of Operations (000's)

Cost of products sold - Refinery Group (excluding
  depreciation and amortization)                                $  597,473        $  540,788
Cost of products sold - Retail Group (excluding
  depreciation and amortization)                                   121,521           117,244
Cost of products sold - Wholesale Group:                           334,394           269,833
Eliminations                                                      (149,363)         (121,282)
Other                                                                4,686             3,969
---------------------------------------------------------------------------------------------
Total cost of products sold (excluding depreciation
  and amortization) reported in Condensed Consolidated
  Statement of Operations                                       $  908,711        $  810,552
=============================================================================================

Our refining margin per barrel is calculated by subtracting cost of products from net sales and dividing the result by the number of barrels sold for the period. Our fuel margin per gallon is calculated by subtracting cost of fuel sold from fuel sales and dividing the result by the number of gallons sold for the period. We use refining margin per barrel and fuel margin per gallon to evaluate performance, and allocate resources. These measures may not be comparable to similarly titled measures used by other companies. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.